Exhibit 10.16

Base Salaries for Named Executive Officers

The following are the annual base salaries for the named executive officers of Fauquier Bankshares, Inc., effective January 1, 2005:

C. Hunton Tiffany	$82,618
Randy K. Ferrell	$206,000
Eric P. Graap	$126,930